UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): March 14, 2005



                             ADSOUTH PARTNERS, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)


           NEVADA                      0-33135                68-0448219
---------------------------- ---------------------------- --------------------
(State or other jurisdiction   (Commission File Number)    (I.R.S. Employer
     of incorporation)                                    Identification No.)

1515 N. Federal Highway, Suite 418, Boca Raton, Florida              33432
-------------------------------------------------------------   ---------------
           (Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code:   (561) 750-0410
                                                      -------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendment to Articles of Incorporation or Bylaws; Change in Fiscal
           Year

         On March 14, 2005, the board of directors of Adsouth Partners, Inc., a Nevada corporation (the "Company") approved a one-for-15 reverse split of its common stock. In connection with the reverse split, the number of authorized shares of common stock is being reduced from 500,000,000 shares to 33,333,333 shares.

         The reverse split and the reduction in the number of authorized shares of common stock will become effective at the opening of trading on March 25, 2005.

         No cash will be paid for fractional shares. All fractional shares will be rounded up by the issuance of such additional fraction of a share as is necessary to increase the fractional share to a full share of common stock.

Item 9.01         Financial Statements and Exhibits.

         (c) Exhibits

         99.1  Copy of Press Release dated March 15, 2005


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

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  ADSOUTH PARTNERS, INC.
                                  ----------------------
                                            (Registrant)

Date: March 15, 2005              /S/  Anton Lee Wingeier
                                  ________________________________
                                  Anton Lee Wingeier
                                  Chief Financial Officer


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

         ADSOUTH PARTNERS ANNOUNCED ONE-FOR-15 REVERSE SPLIT

Boca Raton, Florida (March 15, 2005), Adsouth Partners, Inc. (OTCBB "ADPR") announced today that its board of directors has approved a one-for-15 reverse split of its common stock, effective at the opening of trading on March 25, 3005. In connection with the reverse split, the number of authorized shares of common stock is being reduced from 500,000,000 to 33,333,333 shares. All fractional shares will be rounded up by the issuance of such additional fraction of a share as is necessary to increase the fractional share to a full share of common stock.

         As a result of the reverse split, the number of outstanding shares of common stock will decrease from 118,563,979 shares to 7,904,265 shares. Mr. John
P. Acunto, Jr., Adsouth's chief executive officer, stated that the reverse split and reduction in the number of outstanding shares should enable Adsouth to present its per share information in a more rational manner.

About Adsouth Partners

Adsouth Partners is a vertically integrated direct response marketing company that generates revenues from the placement of advertising, the production of advertisements, creative advertising and public relations consulting services. Since mid 2004, it has expanded its activities as it obtained the rights to products that it markets and sells to retail outlets.

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the Safe Harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the company, are forward- looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Technical complications that may arise could prevent the prompt implementation of any strategically significant plan(s) outlined above. The Company cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in the Company's Form 10-KSB filing, its registration statements and other filings with the United States Securities and Exchange Commission (available at www.sec.gov). The Company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events or otherwise.

For further information contact:   John P. Acunto, Jr., CEO of AdSouth Partners
                                   at (561) 750-0410


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